Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS AGREEMENT is dated effective 23rd day of December, 2005.

BETWEEN:

SEALWELD INTERNATIONAL COMPANY LTD., of Suite "A", Coveham
House, Downside Bridge Road, Cobham, Surrey, England, KT 113EP

(hereinafter called the "Vendor")

OF THE FIRST PART

AND:

HIGH GRADE MINING CORP., of 885 Pyrford Road
West Vancouver, British Columbia, Canada, V7S 2A2;

(hereinafter called the "Purchaser")

OF THE SECOND PART

AND:

HUGH CHISHOLM AND BRUCE CHISHOLM, Businessmen, of 16211 Clay
Road, Suite 106-212, Houston, Texas, 77084

(hereinafter called the "Principals")

OF THE THIRD PART

WHEREAS:
  The Vendors have established a business to fund projects capable of providing significant reductions in fugitive gas emissions from gas pipeline transmission systems operating in the world and to qualify the resulting credits under the Kyoto Accord for sale on the world markets;

  The Vendor has conditionally agreed to sell, and the Purchaser has conditionally agreed to purchase, the assets, goodwill and the benefits of the relationships established by the Vendor over a seven year period working in Eastern Europe, Great Britain, Russia, Canada, Mexico and South America;

  The Principals are the sole shareholders of the Vendor, and have become parties to this Agreement in order to ensure that personnel is available to develop and exploit the assets and goodwill of the Vendor for the issuance of Kyoto credits.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the covenants, agreements, representations, warranties and payments hereinafter contained, the parties hereto covenant and agree as follows:

1.       INTERPRETATIONS

1.1     Definitions

In and for the purposes of this Agreement, unless there is something in the subject matter or context inconsistent therewith or unless otherwise specifically provided, each of the words, phrases and expressions described in Schedule A - Definitions shall have the meanings ascribed thereto.

1.2     Governing Law and Forum

This Agreement and all matters arising hereunder will be governed by and construed in accordance with the laws of the State of Nevada, USA and all disputes and claims, whether for specific performance, injunction, declaration or otherwise howsoever both at law and in equity, arising out of or in any way connected with this Agreement will be referred to the courts of the State of Nevada exclusively, and, by execution and delivery of this Agreement, each party hereby irrevocably submits and attorns to such jurisdiction.

1.3     Severability

If any one or more of the provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

1.4     Headings

The headings to the sections and subsections of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

1.5     Cross-Reference

Unless otherwise stated, all references in this Agreement to a designated "section", "subsection" or other subdivision or to a schedule is to the designated section, subsection or other subdivision of, or schedule to, this Agreement.

1.6     Referenced to Whole Agreement

Unless otherwise stated, the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or other subdivision or schedule.

1.7     References to Successors Included

Any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity.

1.8     No Contra Proferentum

The language in all parts of this Agreement shall in all cases be construed as a whole and neither strictly for nor strictly against any of the parties.

1.9     No Merger

The representations, warranties, covenant and agreements contained in this Agreement shall not merge in the Closing and shall continue in full force and effect from and after the Closing Date.

1.10   Currency

All references to money in this Agreement are or shall be to money in lawful currency of the United States of America.

1.11   Schedules

The following are the Schedules attached to and incorporated in this Agreement by this reference and deemed to form a part hereof:

Schedule A - Definitions
Schedule B- Intangible Property
Schedule C- Material Contracts
Schedule D- Employment Agreement
Schedule E- Share Transfer Agreement for restricted shares

2.       PURCHASE AND SALE

2.1     Purchase and Sale

Relying on the warranties and representations set forth in this Agreement, and subject to the terms and conditions hereof, on the Closing Date, but effective as of and from the Effective Date, the Purchaser will purchase from the Vendor and the Vendor will sell, assign and transfer to the Purchaser the Assets, free and clear of all Encumbrances, for the Purchase Price.

2.2     Purchase Price

The Purchase Price shall be:

  the sum of $100.00; and

  the continuing covenants of the Purchaser as contained in paragraphs 6.3, 6.4, 6.5 and 6.6.

3.       PAYMENT OF THE PURCHASE PRICE

3.1     Payment of Purchase Price

The Purchase Price shall paid by a cheque drawn on the account of the Purchaser at Closing.

4.       REPRESENTATIONS AND WARRANTIES OF THE VENDOR

4.1     Representations and Warranties of Vendor

To induce the Purchaser to enter into and complete the transactions contemplated by this Agreement, the Vendor hereby jointly and severally represents and warrants that:

    the Vendor:

      is a company duly incorporated under the Laws of the United Kingdom in good standing under the laws of its jurisdiction of incorporation;

      is in good standing in each jurisdiction in which the nature of its business conducted by it or the property owned or leased by the Vendor makes such qualification necessary;

      has the full power, authority, right and capacity to own, lease and dispose of the Assets, to carry on the Business as now being conducted by it, to execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations herein set forth; and

    Authority to Sell

    the execution and delivery of this Agreement and the completion of the transaction contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Vendor, and this Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against it in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors;

    Sale Will Not Cause Default

    neither the execution and delivery of this Agreement, nor the other agreements and instruments contemplated hereby, nor the completion of the transactions contemplated herein will:

      violate any of the terms and provisions of the constating documents or by-laws or articles of the Vendor, or any order, decree, statute, by-law, regulation, covenant, restriction applicable to the Vendor or any of the Assets;

      give any person the right to terminate, cancel or remove any of the Assets, or the Material Contracts;

      result in the creation of any lien, charge or encumbrance on any of the Assets.

    Assets

    the Vendor is the legal and beneficial owner of the Assets and possesses and has good and marketable title to the Assets free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

    Litigation

    there is no litigation, arbitration, or administrative or governmental proceeding or inquiry pending, or to the knowledge of the Vendor, threatened against or relating to the Vendor, the Business, or any of the Assets, nor does the Vendor know of or have reasonable grounds that there is any basis for any such action, proceeding or inquiry;

    Conformity with Laws

    all governmental licenses and permits required for the conduct in the ordinary course of the operations of the Business and the uses to which the Assets have been put, have been obtained and are in good standing and such conduct and uses are not in breach of any statute, by-law, regulation, covenant, restriction, plan or permit;

    Material Contracts

    the Schedule C - Material Contracts contains a true and correct listing of each written or oral contract or business relationship established by the Vendor, to be acquired or assumed by the Purchaser;

    Material Facts

    this Agreement does not contain any untrue statement by the Vendor of a material fact nor has the Vendor omitted to state in this Agreement a material fact necessary in order to make the statements contained herein not misleading;

    Schedule Information

    all information set out in the Schedules to this Agreement is accurate and correct in every material respect;

    No Defaults

    except as otherwise expressly disclosed herein or in any Schedule hereto there has not been any default in any obligation to be performed under any Material Contract, each of which is in good standing and in full force and effect, unamended, except as set forth in the Schedule of Material Contracts;

4.2     Survival of Representations and Warranties

The representations and warranties of the Vendor and the contained in this Agreement shall survive the Closing and the Payment of the Purchase Price and, notwithstanding the Closing and the Payment of the Purchase Price, the representations and warranties of the Vendor shall continue in full force and effect for the benefit of the Purchaser for a period of one year.

4.3     Reliance

The Vendor acknowledge and agree that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Purchaser and that no information which is now known or should be known or which may hereafter become known to the Purchaser or its officers, directors or professional advisers shall limit or extinguish the right to indemnity under section 8.

5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1     To induce the Vendor and the Principals to enter into and complete the transactions contemplated by this Agreement, the Purchaser hereby represents and warrants, as representations and warranties that are true and correct as at the date hereof and will be true and correct on the Closing Date as if such representations and warranties were made on the Closing Date (except insofar as such representations and warranties are stated to be given as of a particular date or for a particular period and relate solely to such date or period) that:

  Status of Purchaser

  the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, USA, and has the power and capacity to enter into this Agreement and carry out its terms;

  Authority to Purchase

  the execution and delivery of this Agreement and the completion of the transaction contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

  Finder's Fee

  the relationship between the Vendor and the Purchaser has been established through the efforts of Sebrew Investments Inc., a British Columbia Corporation that will with its agent, Sanya Asprovski receive a fee of 150,000 treasury shares of the Purchaser to be issued at a price of $0.001 per share a finder that will receive a fee from the Purchaser for brokering the arrangement evidenced in this Agreement between the Vendor and Purchaser. The finders fee shall be issued in the following increments:

    Sebrew Investments Ltd. - 130,000 shares; and

    Sanya Asprovski - 20,000 shares.

5.2     Survival of Representations and Warranties

The representations and warranties of the Purchaser contained in this Agreement shall survive the Closing and the conveyance of the Assets and, notwithstanding the Closing and the conveyance of the Assets, the representations and warranties of the Purchaser shall continue in full force and effect for the benefit of the Vendor for a period of one year.

5.3     Reliance

The Purchaser acknowledges and agrees that the Vendor and the Principals have entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Vendor and the Principals and that no information which is now known or should be known or which may hereafter become known to any of the Vendor, the Principals or the Vendor's officers, directors or professional advisers shall limit or extinguish the right to indemnity under section 8.

6.       COVENANTS OF THE VENDOR

6.1     Conduct of Business

Until the Time of Closing, the Vendor shall conduct the Business diligently and only in the ordinary course and will use its best efforts to preserve the Assets and the Business intact, to keep available to the Purchaser its present employees and to preserve for the Purchaser its relationships with its suppliers, customers and others having business relations with it.

6.2     Access by Purchaser

The Vendor will give to the Purchaser and the Purchaser's counsel, accountants and other representatives full access, during normal business hours throughout the period prior to the Time of Closing, to all of the properties, books, contracts, commitments, records, and other information of the Vendor relating to the Business and the Assets, and will furnish to the Purchaser during such period all such information as the Purchaser may reasonably request.

6.3     Confidentiality

Each of the Vendor and the Principals, and any and all of their agents, employees, representatives, relatives and other persons who acted on behalf of the Vendor or the Principals and were or are involved in any negotiations relating to this Agreement, or had, have, will or may have any knowledge about any part in such negotiations, will not, without the prior written consent of the Purchaser, reveal or disclose any of the terms of this Agreement, any portion of this Agreement or any of the transactions contemplated hereby, and will keep strictly confidential the terms of this Agreement, all information, communications, documents and material of any kind and in any form whatsoever, whether written, oral, technical, copied or relating to this Agreement and any of the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each of the Vendor and the Principals shall be permitted to disclose any information which is within the public domain. Each of the Vendor and the Principals acknowledge that a breach of the covenants contained in this paragraph will result in damage to the Purchaser, that such damage will be difficult to determine and that the Purchaser could not be adequately compensated for such damage by monetary award. Accordingly, in the event of a breach of any of the covenants contained in this paragraph, in addition to any and all other remedies available to the Purchaser in law or in equity, each of the Vendor and the Principals hereby consent to the covenants, and each of them, contained in this paragraph being enforced by temporary or permanent injunction, restraining order or declaration, or all of such relief, and to such enforcement being without the necessity of a bond. Each of the Vendor and the Principals acknowledge and agree that the scope of this paragraph is reasonable and commensurate with the protection of the legitimate interest of the Purchaser.

6.4     Covenant Not to Disclose

The Vendor and the Principals covenant that, it or they will not at any time disclose or otherwise make known or available to any person, firm, corporation or other entity other than its affiliates, or use for each of their respective own accounts, any information that relates to the Vendor, this Agreement, the transactions contemplated hereby, the existing business of the Vendor or the reasonably contemplated or foreseeable business of the Vendor including, but not limited to confidential and proprietary trade secrets, contacts, concepts, formulae, marketing plans or proposals, financial information, or any observations, data, written material, records of documents used by or relating to the business of the Vendor which are of a confidential nature (collectively, the "Proprietary Information") for any reason or purpose except this provision shall not prohibit the Principals from making disclosure in each of their respective capacities as an intended employee or Officer of the Purchaser provided such disclosure is for the benefit of the Purchaser and is made in the ordinary course of the Purchaser's business. Proprietary Information includes any such information whether or not such information was developed, devised or otherwise created in whole or in part by the Vendor, the Principals or any associates or affiliates of either of them, and whether or not it is a matter of public knowledge unless it became public knowledge as a result of authorized disclosure to the general public.

6.5     Covenant Not to Compete

The Vendor and the Principals covenant that during the term of Employment of the Principals under the terms of the Employment Contract provided for hereunder and for a period of three years from the date of termination of the Employment Contract (the "Termination Date"), for both of the Principals neither of them will directly or indirectly compete with the Purchaser. This covenant not to compete shall include all geographical areas in which the Purchaser is actively engaged in business as of the Termination Date and shall prohibit the following activities:

  the development, marketing or soliciting of orders with regard to any product, concept, or business involving the Kyoto Accord which is directly competitive with any aspect of the business of the Purchaser as conducted as of the Termination Date, whether or not using any Confidential Information (as defined in the Employment Contract); or

  anywhere in the world where the Purchaser is actively marketing products, concepts or credits, or providing services as of the Termination Date; or

  be an employee, employer, consultant, officer, director, partner, trustee or shareholder of more than 5% of the outstanding common stock of any person or entity that does any of the activities referred to in the preceding paragraphs (a) and (b).

6.6     Covenant Not to Interfere

The Vendor and the Principals jointly and severally covenant that, for as long as the covenant set forth in Section 6.5 is in effect, neither of them will directly or indirectly solicit any person, firm, corporation or other business organization who at the time is, or at any time within the twelve (12) month period prior to such act was, an employee, client, customer or supplier of the Purchaser or otherwise deals or dealt with the Purchaser, in any manner which results in a change in the relationship between the Purchaser and that employee, client, customer or supplier which is materially adverse to the Purchaser.

7.       COVENANTS OF THE PURCHASER

7.1     Offer Employment

The Purchaser covenants with each of the Principals to offer employment on the Effective Date to each of the Principals on the terms and conditions set out in Schedule D, Employment Contract.

8.       INDEMNITIES

8.1     Indemnity by the Vendor and the Principals

Without prejudicing any other remedy available to the Purchaser at law or in equity, the Vendor and the Principals hereby jointly and severally agree, forthwith upon demand, to indemnify and save harmless the Purchaser from and against any and all costs, losses, damages or expenses suffered or incurred by the Purchaser in any manner arising out of, in connection with, with respect to or relating to:

    any representation or warranty of the Vendor or the Principals set forth in this Agreement being untrue or incorrect or the failure of the Vendor or the Principals to observe or perform any of their obligations pursuant hereto;

    any misrepresentation in this Agreement;

8.2     Clarification of Indemnity by Vendor and Principals

With respect to the indemnity provided in subsection 8.1, each of the Vendor and the Principals hereby:

    waive notice of demand for payment, performance or satisfaction of all or any part of his obligations under the indemnity given in subsection 8.1, protest, notice of protest and notice of default, any right he may have to require that an action be brought against the Vendor or the Principals, as the case may be, or any other person and any and all other notices and legal and equitable defences to which he may be entitles;

    agrees to honour its or his obligations under the indemnity given in subsection 8.1 forthwith upon demand and acknowledges that such liability is not contingent or conditional upon the pursuit of any remedies against the Vendor or the Principals, as the case may be, or any other person and that such liability shall not be diminished, relieved or otherwise affected by the extension of time, credit or any other indulgence which the Purchaser may from time to time grant to the Vendor or the Principals, as the case may be, or to any other person, including the acceptance of and partial payment, performance or satisfaction, or the compromise or release of any claims, or by the Vendor or the Principals not having legal existence, or the Vendor or the Principals, as the case may be, being under no obligation to pay the indebtedness under the indemnity, or any part thereof, or by the indebtedness under the indemnity becoming irrecoverable or unenforceable in whole or in part from or against the Vendor or the Principals, as the case may be, by operation of law or otherwise, none of which shall in any way modify or amend any of the Vendor's and the Principal's obligations under the indemnity given in subsection 8.1;

9.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE VENDOR

9.1     All obligations of the Vendor under this Agreement are subject to the fulfillment, prior to or at the Effective Date, of:

    the Purchaser being successful in arranging for the transfer of 4,250,000 previously issued common shares of the Purchaser to each of the Principals on the terms set out in Schedule E;

    the Purchaser executing an employment contract for the benefit of each of the Principals to be effective as of the Effective Date;

9.2     The conditions contained in subsection 9.1 are for the exclusive benefit of the Vendor and any such condition may be waived in whole or in part by the Vendor at or prior to the Time of Closing by delivering to the Purchaser a written waiver to that effect signed by the Vendor.

10.       CLOSING

10.1     Time of Closing

Subject to the terms and conditions hereof, the purchase and sale of the Assets shall be completed at a closing to be held at 11:00 a.m., Pacific time, in Vancouver, British Columbia, Canada, on the earlier of the 3rd business day following the date upon which the Principals shall have received the transfer of the shares referred to in paragraph 9.1(a) (herein called the "Effective Date") or January 31st, 2006.

10.2     Place of Closing

The Closing shall take place at the offices of the Purchaser's solicitors, Kjeld Werbes Law Corporation, Suite 708, 1111 West Hastings Street, Vancouver, British Columbia.

10.3     Documents to be Delivered by the Vendor

At the Closing, the Vendor shall deliver or cause to be delivered to the Purchaser:

    all deeds of conveyance, bills of sale, transfer and assignments in form and content satisfactory to the Purchaser's counsel, appropriate to effectively vest a good and marketable title to the Assets in the Purchaser to the extent contemplated by this Agreement;

    possession of the Assets;

    certified copies of the such resolutions of the shareholders and directors of the Vendor and the Principals as are required to be passed to authorize the execution delivery and implementation of this Agreement and of all documents to be delivered by the Vendor and the Principals pursuant thereto;

    all lists of customers, outstanding orders for the purchase and sale of inventory, brochures, samples, price lists, files, records, documents and other information related to the Business and all consents, Permits and other rights used in connection with the Business;

10.4     Documents to be Delivered by the Purchaser

At the Closing, the Purchaser shall deliver or cause to be delivered to the Vendor:

    two share certificates each representing 4,250,000 shares of the Purchaser one share certificate registered in the name of each of the Principals;

    a certified cheque or banker's draft payable to the Vendor for the Purchase Price;

11.       CONVEYANCE

11.1     Conveyance of Assets

On completion of the Closing, this Agreement shall, without further act or formality, operate as a transfer to the Purchaser of all Assets to be sold and purchased hereunder as the same shall be at the close of business on the Effective Date. The Vendor shall nevertheless, at the Closing and from time to time after the Closing, execute and deliver to the Purchaser all such conveyances, transfers, assignments and other instruments in writing and further assurances as the Purchaser or the Purchaser's Solicitors shall reasonably require from the Vendor, and the Purchaser shall execute and deliver to the Vendor all such agreements of assumptions and other instruments in writing and further assurances as the Vendor or the Vendor's Solicitors shall reasonably require in order to give effect to the provision of this Agreement.

11.2     Trust Regarding Assets Not Conveyed

Should any of the Assets intended to be transferred hereunder not be transferred to the Purchaser at the completion of the Closing on the Closing Date, the Vendor shall hold as bare trustee in trust for, and at the sole cost of the Purchaser, all such Assets from the commencement of business on the Closing Date until such Assets are effectively transferred.

12.       GENERAL PROVISIONS

12.1     No amendments, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by the appropriate party and then only in the specific instance and for the specific purpose given.

12.1     Unless otherwise specifically provided herein, the parties will pay their respective legal, accounting and other professional fees and expenses, including goods and services taxes on such fees and expenses, incurred by each in connection with the negotiation and settlement of this Agreement, the completion of the transactions contemplated hereby and the other matters pertaining hereto.

13.       NOTICE

13.1     Any Notice, director or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by facsimile, telecommunication, email or other similar form of communication, in each case addressed as follows:

    if to the Vendor at:

    Sealweld International Company Ltd.
    Suite "A"
    Coveham House
    Downside Bridge Road
    Cobham, Surrey
    England
    KT 113EP

    Facsimile: 011-44-1932-868-203
    Email Address: swiuk@netscape.net

    if to the Purchaser at:

    High Grade Mining Corp.
    885 Pyrford Road
    West Vancouver, BC, Canada
    V7S 2A2

    Facsimile: (604) 925-3640
    Email Address: bob.baker2@shaw.ca

    if to the Principals at:

    Bruce Chisholm
    Hugh Chisholm

    SWI Company
    16211 Clay Road
    Suite 106-212
    Houston, Texas
    77084

    Facsimile: 713-856-8560
    Email Address: houstondirect@swbell.net

    all with a copy to:

    Conrad C. Lysiak
    Attorney and Counselor at Law
    Metropolitan Financial Center
    601 West First Avenue, Suite 503
    Spokane, Washington, USA, 99201

    Facsimile: (509) 747-1770
    Email Address: cclysiak@qwest.net

13.2     Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of postal service in which event notice will be deemed to be received only when actually received and, if sent by facsimile, telecommunication, email or other similar form of communication, be deemed to have been given or received on the day it was so sent.

13.3     Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.

14.       FURTHER ASSURANCES

14.1     The parties hereto shall execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

15.       ENTIRE AGREEMENT

15.1     This Agreement constitutes the entire Agreement between the parties and there are no representations or warranties, express or implied, statutory or otherwise and no agreements collateral hereto other than as expressly set forth or referred to herein.

16.       TITLES

16.1     The titles appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

17.       COUNTERPARTS

17.1     This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which will constitute one and the same instrument.

18.       SUCCESSORS AND ASSIGNS

18.1     This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

THE CORPORATE SEAL of	)
SEALWELD INTERNATIONAL	)
COMPANY LTD.	)
was hereunto affixed in	)
the presence of:	)
	)	c/s
BRUCE CHISHOLM	)
)
)

THE CORPORATE SEAL of	)
HIGH GRADE MINING CORP.,	)
was hereunto affixed in	)
the presence of:	)
	)	c/s
ROBERT M. BAKER	)
Robert M. Baker	)
)

SIGNED, SEALED AND DELIVERED	)
by BRUCE CHISHOLM in the	)
presence of:	)	BRUCE CHISHOLM
	)	BRUCE CHISHOLM
)
BRUCE CHISHOLM	)
Name:	)
Address:	)
)

SIGNED, SEALED AND DELIVERED	)
by HUGH CHISHOLM in the	)
presence of:	)	HUGH CHISHOLM
	)	HUGH CHISHOLM
)
)
Name:	)
Address:	)

SCHEDULE A - DEFINITIONS

  "Assets" means all privileges, rights, interests tangible and intangible wherever located, which are ordinarily used in the Business of the Vendor including:

    the Goodwill;

    the Material Contracts set out in Schedule "C" ;

    the Intangible Property set out in Schedule "B";

    the Books and Records; and

    the trading seat established in London, England with the United Kingdom's emissions trading group

  "Books and Records" means all books, records, files, documents and other written electronically maintained or computer accessed information relating to the Business or the Assets, including the following:

    lists of customers and suppliers (past, present and potential);

    business development plans;

    correspondence files (including correspondence relating to discounts, rebates, future commitments, product returns, production errors, standards of any relevant Governmental Authority, social service and value added taxes, goods and services taxes, environmental legislation and fitness and service warranties relating to the Assets); and, other records used in or required to continue the business as heretofore and presently being conducted by the Vendor.

  "Business" means the business currently and heretofore carried on by the Vendor involving the development and exploitation of projects which will reduce Green House Gases and create tradable "Green Credits" under the provisions of the Kyoto Accord.

  "Closing" means the completion of the sale and the purchase of the Assets hereunder by the transfer and conveyance thereof and the payment of or provision for the Purchase Price therefor, all as provided herein and "time of Closing" means the time that Closing occurs.

  "Goodwill" means the goodwill of the Business, together with the exclusive right to the Purchaser to represent itself as carrying on the business in continuation of and in succession to the Vendor and the right to use any words indicating that the Business is so carried on.

  "Material Contracts" means the benefit of all unfilled orders received by the Vendor and forward commitments to purchase made by the Vendor in connection wit the Business, and all other contracts, engagements or commitments, whether written or oral, to which the Vendor is entitled in connection with the Business including the right, title and interest of the Vendor in, to and under the material agreements and contracts described in Schedule C hereto.

  "Parties" or "parties" means the Vendor, the Purchaser and Principals.

  "Person" or "person" means an individual, corporation, body corporate, firm, partnership, syndicate, joint venture, association, trust, unincorporated organization or Governmental Authority or any trustee, executor, administrator or other legal representative.

  "Principals" means Hugh and Bruce Chisholm.

  "Purchaser" means High Grade Mining Corp.

  "Purchase Price" means the purchase price to be paid by the Purchaser to the Vendor for the Assets, as provided for in subsection 2.2.

  "Vendor " means Sealweld International Company Ltd.

  "this Agreement" means this Agreement, as the same may from time to time be supplemented or amended and in effect, and includes the schedules attached hereto.

SCHEDULE B - INTANGIBLE PROPERTY

"Intangible Property" means all rights, title and interest of the Vendor in and to all intangible property used in connection with the Business, including all registered and unregistered trade marks, trade or brand names, copyrights, patents, applications for any of the foregoing licenses of or any of the foregoing, computer software, magnetic tape and other data processing materials, designs, inventions, records of inventions, trade secrets, know how, formulae, processes, procedures, research records, test information, market surveys, marketing know how, licenses, permits, authorities, franchises, approvals and authorizations by any Governmental Authority, restrictive covenants and other rights used in connection with the Business, including all know how, proprietary, and confidential information, goodwill and benefits established by Hugh Chisholm and Bruce Chisholm through the Vendor over a seven year period working in Eastern Europe, Great Britain, Russia, Canada, USA, Mexico and South America targeted to position Hugh and Bruce Chisholm and the Vendor or its successors through their work with governments, the United Nations, the World Bank and oil and gas executives, to be well established to acquire GHG emission reduction projects.

SCHEDULE C - MATERIAL CONTRACTS

  Contract with IUEP/ Cherkasytransgaz Ukraine;
  Negotiations with Carbon Credit Trading entities, associations and Governments; and
  Relationships with Sales and Services sector of Oil and Gas Industry

SCHEDULE D - EMPLOYMENT AGREEMENT

SCHEDULE E -
STOCK PURCHASE AGREEMENT

PREPARED BY CONRAD LYSIAK